UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2015

Joe’s Jeans Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 South Eastern Avenue, Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 323-837-3700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement.

Overview

On September 8, 2015, Joe’s Jeans Inc., a Delaware corporation (the “Company”), entered into the definitive agreements described below (collectively, the “Transaction Agreements”) in which, subject to the completion of the conditions described below and in the attached exhibits to this Current Report on Form 8-K, the Company will (i) sell certain of its operating and intellectual property assets related to the Joe’s® brand and business for a total of $80 million (the “Asset Sale”), the proceeds of which will be used to repay all of the Company’s indebtedness outstanding under its term loan credit agreement with Garrison Loan Agency Service LLC and a portion of the Company’s indebtedness outstanding under its revolving credit agreement with CIT Commercial Services, Inc. (“CIT”), a unit of CIT Group; (ii) combine its remaining business operated under the Hudson® brand with RG Parent, LLC, a Delaware limited liability company (“RG”), pursuant to the Merger Agreement described below, (iii) issue and sell $50 million of a new series of the Company’s preferred stock in a private placement to an affiliate of Tengram Capital Partners, L.P. (“TCP”), and (iv) exchange the Company’s outstanding convertible notes for a combination of cash, shares of the Company’s  common stock, $0.10 par value per share (the “Common Stock”), and modified convertible notes (collectively, the “Merger Transactions”). RG is a portfolio company of TCP and its principal business activity involves the design, development and marketing of luxury lifestyle brand apparel products under the brand Robert Graham®.

After completion of the Asset Sale, the Company expects to change its name to “Differential Brands Group, Inc.”  After the completion of the Merger Transactions, the RG equity holders will own approximately 47.3% of the Common Stock, the preferred stock owned by TCP will be convertible into approximately 23.9% of the Common Stock, the convertible noteholders will own approximately 14.0% of the Common Stock and the existing stockholders (including the outstanding equity awards under the Company’s incentive plan) will own approximately 14.2% of the Common Stock, all on a fully diluted basis. In connection with the Merger Transactions, we expect that the Company will enter into new financing arrangements pursuant to which it will have approximately $25 million of indebtedness outstanding under a new revolving credit facility and $50 million of indebtedness outstanding under a new term loan credit facility, the proceeds of which will be used to repay the Company’s remaining indebtedness outstanding under the revolving credit agreement with CIT and certain indebtedness owed to the holders of the Company’s convertible notes and Joseph M. Dahan.

IP Asset Purchase Agreement

On September 8, 2015, the Company, Joe’s Holdings LLC, a Delaware limited liability company (“IP Assets Purchaser”), and solely for the purposes of its related guarantee, Sequential Brands Group, Inc., a Delaware corporation (“Parent”), entered into an asset purchase agreement (the “IP Asset Purchase Agreement”), pursuant to which, the IP Assets Purchaser will, among other things, purchase certain intellectual property assets (the “Intellectual Property Assets”) used or held for use in the Company’s business operated under the brand names “Joe’s Jeans,” Joe’s,” “Joe’s JD” and “else” (the “Joe’s Business”). The aggregate purchase price will be $67 million. Additionally, at the closing of the sale, the IP Assets Purchaser will deposit $2.5 million to an escrow account, which will be used to defer certain costs and expenses which may be incurred by the Company after the closing of the transaction.

The IP Asset Purchase Agreement contains representations and warranties, covenants of the Company, and indemnification rights of both parties after the closing of the transaction that are customary for transactions of this type.

The closing of the IP Asset Purchase Agreement is subject to certain conditions, including that the transactions contemplated by the Operating Asset Purchase Agreement (defined below) must have been consummated or all conditions to the consummation must be satisfied or waived and other customary closing conditions.

The IP Asset Purchase Agreement may be terminated under certain circumstances, including if the closing date has not occurred on or prior to September 30, 2015.

The Company will retain and operate the 32 Joe’s® brand retail stores after the closing of the Operating Asset Purchase Agreement and the IP Asset Purchase Agreement and thereafter will proceed with the disposition of certain stores; provided, however that, certain retail stores designated by Operating Assets Purchaser will be transferred to the Operating Assets Purchaser on or prior to December 31, 2016 for no additional consideration.  Subject to certain limitations on the Company’s aggregate net liability with respect to the net costs and expenses related to the operation of the retail stores if the Merger transactions do not close, such costs and expenses will be borne by the Company, the IP Assets Purchaser and the Operating Assets Purchaser.  The Operating Assets Purchaser will supply Joe’s® branded merchandise to the retail stores for resale under a license from the IP Assets Purchaser.

A copy of the IP Asset Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference, and the foregoing description of the IP Asset Purchase Agreement is qualified in its entirety by reference to the exhibit filed hereto.

Operating Asset Purchase Agreement

On September 8, 2015, the Company and GBG USA Inc., a Delaware corporation (“Operating Assets Purchaser”), entered into an asset purchase agreement (the “Operating Asset Purchase Agreement”), pursuant to which, the Operating Assets Purchaser will, among other things, purchase certain inventory and other assets and assume certain liabilities (the “Purchased Assets”) from the Company and its subsidiaries related to the Joe’s Business, including certain employees of the Joe’s Business and at a later date, specified Joe’s store leases. The aggregate purchase price will be $13 million. Additionally, at the closing of the sale, the Operating Assets Purchaser will deposit $1.5 million into an escrow account, which will be used to defer certain costs and expenses which may be incurred by the Company after the closing of the transaction.

The Operating Asset Purchase Agreement contains representations and warranties, covenants of the Company, and indemnification rights of both parties after the closing of the transaction that are customary for transactions of this type.

The closing of the Operating Asset Purchase Agreement is subject to certain conditions, including that the transactions contemplated by the IP Asset Purchase Agreement must have been consummated or all conditions to the consummation must be satisfied or waived and other customary closing conditions.

The Operating Asset Purchase Agreement may be terminated under certain circumstances, including if the closing date has not occurred on or prior to September 30, 2015.

A copy of the Operating Asset Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 2.3 and is incorporated herein by reference, and the foregoing description of the Operating Asset Purchase Agreement is qualified in its entirety by reference to the exhibit filed hereto.

Agreement and Plan of Merger

On September 8, 2015, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JJ Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and RG, pursuant to which Merger Sub will merge with and into RG on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with RG surviving the Merger as a wholly-owned subsidiary of the Company.  Subject to the conditions set forth in the Merger Agreement, the Merger is expected to close in the fourth quarter of 2015.

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, all of the common units of RG (the “RG Units”) outstanding immediately prior to the Effective Time will be converted into the right to receive an aggregate of $81 million in cash (the “Aggregate Cash Consideration”) and 8,870,968 shares of Common Stock (after giving effect to a one for thirty reverse stock split) (the “Aggregate Stock Consideration” and, together with the Aggregate Cash Consideration, the “Aggregate Merger Consideration”). The portion of the Aggregate Merger Consideration constituting the Aggregate Cash Consideration will be reduced by an amount necessary to satisfy certain indebtedness of RG outstanding as of the Effective Time (as adjusted, the “Actual Cash Consideration” and, together with the Aggregate Stock Consideration, the “Actual Merger Consideration”).

The Merger Agreement contains customary representations, warranties and covenants of the Company and RG.

The completion of the Merger is subject to customary closing conditions, including, among others, (i) Company stockholder approval of: (x) the issuance of Common Stock in connection with the Merger, (y) the issuance of Common Stock upon conversion of the Company’s Series A Preferred Stock (defined below) pursuant to the Stock Purchase Agreement (as defined below), and (z) a charter amendment to effect a 1 for 30 reverse stock split of the Company’s Common Stock, (ii) consummation of the asset sales pursuant to each of the IP Asset Purchase Agreement and Operating Asset Purchase Agreement, (iii) consummation of the transactions contemplated by the Stock Purchase Agreement (defined below), (iv) consummation of the transactions contemplated by the Rollover Agreement, (v) RG must have obtained financing or the persons who have committed to provide financing must be prepared to provide the financing immediately following the Effective Time, (vi) the Registration Statement on Form S-4 registering the Common Stock to be issued in connection with the Merger must have become effective, (vii) the Common Stock to be issued in the Merger must be authorized for listing on NASDAQ and (viii) since the date of the Merger Agreement, there must not be any changes, events, effects, developments, occurrences or state of facts that, individually or in the aggregate would reasonably be expected to have a material adverse effect on the Company or RG, subject to customary exceptions.

The Merger Agreement may be terminated under certain circumstances, including if the Merger has not been consummated on or before February 8, 2016.

The Company has agreed to pay RG a termination fee of $5.25 million, less certain expenses, if the Company: (i) terminates the Merger Agreement under certain circumstances and within twelve months after such termination, consummates a takeover proposal or enters into a definitive agreement with respect to a takeover proposal; (ii) the Merger Agreement is terminated by RG as a result of the Board changing its recommendation with respect to the Merger and related transactions; or (iii) the Merger Agreement is terminated by the Company because the Company has received a superior proposal and enters into a definitive agreement with respect thereto. In the event that the Merger Agreement is terminated by the Company because of RG’s failure to obtain financing or by RG because the Merger has not occurred by February 8, 2016 at a time that the Company would have the right to terminate pursuant to a financing issue and has provided notice of such right, in each case, so long as the Company is not in breach of certain obligations related to obtaining the financing, then RG must pay the Company a reverse termination fee of $7.5 million, less certain expenses they may have been previously reimbursed to the

Company. If either party terminates the Merger Agreement as a result of the other party’s breach, then the breaching party must pay the non-breaching party up to an aggregate amount of $3 million for all of the documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement and related transactions.

A copy the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing descriptions of the Merger Agreement is qualified in its entirety by reference to the exhibit filed hereto.

Stock Purchase Agreement

On September 8, 2015, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with TCP Denim, LLC, a Delaware limited liability company and affiliate of TCP (the “Purchaser”), pursuant to which the Company will issue and sell to Purchaser immediately prior to the consummation of the Merger an aggregate of fifty thousand (50,000) shares of the Company’s preferred stock, par value $0.10 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), for an aggregate purchase price of $50 million in cash. Concurrently with the execution of the Stock Purchase Agreement, Tengram Capital Partners Fund II, L.P., a Delaware limited partnership, is entering into a limited guaranty in favor of the Company with respect to the obligations of the Purchaser under the Stock Purchase Agreement to pay the purchase price.

The Stock Purchase Agreement also provides that the proceeds from the sale of Series A Preferred Stock must be used for the purposes of consummating the Merger and the transactions contemplated by the Merger Agreement. The Stock Purchase Agreement provides that at the Effective Time, the applicable number of directors on the Company’s Board will resign such that only two directors on the Board immediately prior to the closing will remain on the Board immediately following the closing. Furthermore, as of the Effective Time, the Board shall appoint the three persons designated by Purchaser to fill three of such vacancies as a director of the Company. A remaining vacancy will be filled by the Company’s chief executive officer following the Effective Time.

The following is a summary of the terms of the Series A Preferred Stock as set forth in the form of certificate of designation for the Series A Preferred Stock: (i) each share of Series A Preferred Stock entitles the holder thereof to receive cumulative cash dividends, payable quarterly, at an annual rate of 10%, plus accumulated and accrued dividends thereon through such date; additionally, if the Board declares or pays a dividend on the Common Stock, then each holder of the Series A Preferred Stock will be entitled to receive a cash dividend on an as converted basis; (ii) each holder of the Series A Preferred Stock is entitled to vote on an as converted basis and together with the holders of Common Stock as a single class, subject to certain limitations; (iii) for so long as a to be determined percent of the shares of the Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, exclusively and as a separate class, will be entitled to elect three (3) members of the Board (the “Series A Directors”), and such Series A Director may only be removed without cause by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock; (iv) the holders of the Series A Preferred Stock have separate class voting rights with respects to certain matters affecting their rights; (v) upon any liquidation event, holders of the Series A Preferred Stock are entitled to receive the greater of the liquidation preference on the date of determination and the amount that would be payable to the holders of the Series A Preferred Stock had such holders converted their shares of Series A Preferred Stock into shares of Common Stock immediately prior to such liquidation event; and (vi) each share of the Series A Preferred Stock is convertible, at the option of the holder thereof, at any time and without the payment of additional consideration by the holder, at an initial conversion price of  $11.10 (after taking into account the 1 for 30 reverse stock split).

A copy of each of the Stock Purchase Agreement and the form of Certificate of Designation for the Series A Preferred Stock is filed with this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and is incorporated herein by reference, and the foregoing descriptions of each of these agreements is qualified in their entirety by reference to the respective exhibit filed hereto.

Rollover Agreement

On September 8, 2015, the Company entered into a rollover agreement (the “Rollover Agreement”) with the holders of the Company’s convertible notes (the “Convertible Notes”), pursuant to which the holders of the Convertible Notes have agreed to contribute to the Company the Convertible Notes in exchange for the following:

•                  issuance by the Company of a number of shares of Common Stock with a value per share of $11.10 of the Company’s Common Stock equal to the sum (i) of a specified percentage of the principal amount of Convertible Notes held by such noteholder, which principal amount, as of July 1, 2015, is an aggregate of $33,990,538 and will be increased by any PIK interest payable in accordance with the terms of the Convertible Notes until the time that is immediately prior to the Effective Time (the “Rollover Time”), and (without duplication) and (ii) all accrued interest, including default interest as applicable, owing on 50% of the principal amount of such Convertible Notes in accordance with the terms of the Convertible Notes as of the Rollover Time, which amount, as of July 1, 2015, is an aggregate of $1,936,617 and which will continue to accrue interest in accordance with the terms of the Convertible Notes until the Rollover Time.  The holders of Convertible Notes will receive in the aggregate approximately 14.0% of the Company’s Common Stock outstanding immediately after consummation of the Merger;

•                  a cash payment by the Company to each noteholder equal to twenty-five percent (25%) of the principal amount of Convertible Notes as of the Rollover Time held by each such holder of the Convertible Notes, which principal amount, as of July 1, 2015, is an aggregate of $33,990,538, which will be increased by any PIK interest payable in accordance with the terms of the Convertible Notes until the Rollover Time; and

•                  a modified convertible note (each, a “Modified Convertible Note” and collectively, the “Modified Convertible Notes”) with a principal amount equal to the sum of (i) a specified percentage of the principal amount of Convertible Notes as of the Rollover Time held by each holder of the Convertible Notes, which principal amount, as of July 1, 2015, is an aggregate of $33,990,538 and will be increased by any PIK interest payable in accordance with the terms of the Convertible Notes until the Rollover Time, and (without duplication) (ii) all accrued interest, including default interest as applicable, owing on 50% of the principal amount of the Convertible Notes in accordance with the terms of the Convertible Notes as of the Rollover Time, which amount, as of July 1, 2015, is an aggregate of $1,936,617 and which will continue to accrue interest in accordance with the terms of the convertible notes until the rollover time.  The holders of Convertible Notes will receive in the aggregate approximately $16.4 million outstanding principal amount of Modified Convertible Notes.

The Rollover Agreement will be automatically terminated upon termination of the Merger Agreement prior to the Rollover Time. The Rollover Agreement may also be terminated by the Company or by Mr. Kim and Fireman Capital CPF Hudson Co-Invest LP (“Fireman”) if the Rollover Time has not occurred prior to April 8, 2016.

The Modified Convertible Notes are structurally and contractually subordinated to the Company’s senior debt and will mature five and a half years following the date of such note. The Modified Convertible Notes accrue interest quarterly on the outstanding principal amount at a rate of 6.5% per annum (to be increased to 7% as of October 1, 2016 with respect to the Modified Convertible Notes issued to Fireman Capital CPF Hudson Co-Invest LP), which will be payable 50% in cash and 50% in additional notes (“PIK Notes”); provided, however, that the Company may, in its sole discretion, elect to pay 100% of such interest in cash. Beginning upon the date of issuance, the Modified Convertible Notes will be convertible by each of the holders into shares of the Company’s Common Stock, cash, or a combination of cash and Common Stock, at the Company’s election.

If the Company elects to issue only shares of Common Stock upon conversion of the Modified Convertible Notes, each of the Modified Convertible Notes would be convertible, in whole but not in part, into a number of shares equal to the conversion amount divided by the market price. The conversion amount is (a) the product of (i) the market price, multiplied by (ii) the quotient of (A) the principal amount, divided by (B) the conversion price, minus (b) the aggregate Company optional prepayment amounts paid to the holder. The market price is the average of the closing prices for the Common Stock over the 20 trading day period immediately preceding the notice of conversion.  If the Company elects to pay cash with respect to a conversion of the Modified Convertible Notes, the amount of cash to be paid per share will be equal to the conversion amount. The Company will have the right to prepay all or any portion of the principal amount of the Modified Convertible Notes at any time so long as it makes a pro rata prepayment on all of the Modified Convertible Notes.

A copy of each of the Rollover Agreement and the form of the Modified Convertible Note is filed with this Current Report on Form 8-K as Exhibits 10.2 and 4.2, respectively, and is incorporated herein by reference, and the foregoing descriptions of each of these agreements is qualified in their entirety by reference to the respective exhibit filed hereto.

Registration Rights Agreement

At the Effective Time, the Company expects to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser under the Stock Purchase Agreement and the noteholders party to the Rollover Agreement. Pursuant to the Registration Rights Agreement, the Company will provide certain demand registration rights to register the shares of Common Stock issued in connection with the Rollover Agreement, and issuable upon conversion of the Modified Convertible Notes and Series A Preferred Stock, on registration statements on Form S-1 or Form S-3, subject to certain limitations as described therein, and will also provide certain piggy back registration rights.

A copy of the Form of Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the exhibit filed hereto.

Voting Agreement

On September 8, 2015, the Company entered into a voting agreement, with RG and Joseph M. Dahan, Creative Director and Director of the Company, pursuant to which Mr. Dahan has agreed to vote all of the Common Stock he holds in a manner so as to facilitate consummation of the Merger.  As of the date hereof, Mr. Dahan owns approximately 17% of the Company’s outstanding voting stock.

A copy of the Voting Agreement is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Voting Agreement is qualified in its entirety by reference to the exhibit filed hereto.

The Transaction Agreements have been included to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company.  In particular, the representations and warranties contained in the Transaction Agreements were made only for the purposes of such agreements as of the specific dates therein, and were solely for the benefit of the parties to the Transaction Agreements.  The representations and warranties contained in the Transaction Agreements may be subject to limitations agreed upon by the parties to the Transaction Agreements and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Transaction Agreements.  These confidential disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Transaction Agreements.  Moreover, certain representations and warranties in the Transaction Agreements may be subject to a standard of materiality provided for in the Transaction Agreements and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact.  Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Common Stock issuable pursuant to the Rollover Agreement, the Common Stock issuable upon conversion of the Modified Convertible Notes, the Series A Preferred Stock to be sold pursuant to the Stock Purchase Agreement and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and under Item 5.02 of this Current Report on Form 8-K relating to the Restricted Stock Award and Performance Shares is incorporated herein by reference. The issuance of such securities will be made in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Asset Sale, the Company has entered into a Separation Agreement and Mutual Limited Release, dated as of September 8, 2015 (the “Separation Agreement”), with Mr. Dahan, pursuant to which Mr. Dahan will resign as a member of the Board and as Creative Director of the Company, effective as of the closing date of the Operating Asset Purchase Agreement. In exchange for a release of all claims related to Mr. Dahan’s employment, the Company will pay Mr. Dahan his termination severance as provided in his employment agreement.

On September 8, 2015, the Company entered into a new three-year Employment Agreement with Mr. Kim (the “Employment Agreement”), to serve as the Chief Executive Officer of Hudson Clothing, LLC, a California limited liability company (“Hudson”), that will replace Mr. Kim’s previous employment agreement as of the Effective Time. Mr. Kim’s annual base salary will initially be $600,000 and Mr. Kim will also be eligible to receive an annual discretionary bonus targeted at 50% of his base salary, based on the satisfaction of criteria and performance standards as established in advance by the Compensation Committee.  The Employment Agreement also provides Mr. Kim with certain other benefits and the reimbursement of certain expenses, which are discussed in detail in the Employment Agreement. At the Effective Time, the Company has agreed to grant Mr. Kim (i) restricted stock units in respect of 166,667 shares of Common Stock (the “Restricted Stock Award”) that will vest and become transferable in three equal, annual installments beginning on the first anniversary of the Effective Time, subject to Mr. Kim’s continuous employment and (ii) performance share units in respect of 166,667 shares of the Company’s Common Stock (the “Performance Shares”) that will be earned over a three-year performance period. One-third of the Performance Shares will be entitled to vest each year based on annual performance metrics established by the Compensation and Stock Option Committee of the Board at the beginning of the applicable year. The Restricted Stock Award and Performance Shares will be settled in cash, unless the Company is able to attain stockholder approval of a new equity incentive plan covering such awards. Mr. Kim will also be entitled to participate in all regular long-term incentive programs maintained by the Company or Hudson on the same basis as similarly-situated employees of the Company and/or Hudson.

Mr. Kim has also entered into a non-competition agreement with the Company and HCH (the “Non-Competition Agreement”), which also will become effective as of the Effective Time of the Merger, pursuant to which Mr. Kim has agreed not to engage in, compete with or permit his name to be used by or in connection with any premium denim apparel business outside his role with Hudson, that is competitive to the Company, HCH or their respective subsidiaries for a period of up to three years from the Effective Time.

The foregoing descriptions of the Separation Agreement, Employment Agreement and the Non-Competition Agreement, do not purport to be complete and are subject to, and qualified, in their entirety by, the full text of the Separation Agreement, which is attached hereto as Exhibit 10.7, the Employment Agreement, which is attached hereto as Exhibit 10.4, and the Non-Competition Agreement, which is attached hereto as Exhibit 10.5, each of which is incorporated herein by reference.

Item 8.01. Other Events.

On September 8, 2015, the Company issued a press release announcing the Merger Transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this Current Report on Form 8-K involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this Current Report on Form 8-K that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the parties’ ability to close the merger, including, the receipt and terms and conditions of any required governmental approval of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management’s time and attention from the Company’s ongoing business during this time period; the impact of the merger on the Company’s stock price; the anticipated benefits of the merger on its financial results, business performance and product offerings; the Company’s ability to successfully integrate the Robert Graham business and realize cost savings and any other synergies; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects; continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the

Company’s financial performance; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the Securities and Exchange Commission  (“SEC”), including its last annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, and this Current Report on Form 8-K should be read in conjunction with those reports, together with all of the Company’s other filings, including its current reports on Form 8-K,  through the date of this Current Report on Form 8-K. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this Current Report on Form 8-K.

Any forward-looking statement is based on information current as of the date of this Current Report on Form 8-K and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, the Company expects to file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of the Company, which proxy statement will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available.  The Company also plans to file other relevant documents with the SEC regarding the proposed merger.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website www.sec.gov.  Copies of the documents filed by the Company will be available free of charge on its website at www.joesjeans.com or by contacting the individual listed below.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  You can find information about the Company’s executive officers and directors in the Company’s Form 10-K/A filed with the SEC on March 30, 2015.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available.  You may obtain free copies of these documents from the Company by contacting the individual listed below.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 8, 2015, by and among RG Parent, LLC, JJ Merger Sub LLC and Joe’s Jeans Inc.

2.2*	IP Asset Purchase Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Joe’s Holdings LLC and Sequential Brands Group, Inc.

2.3*	Operating Asset Purchase Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Joe’s Holdings LLC and GBG USA Inc.

4.1	Form of Certificate of Designation for 10% Series A Convertible Preferred Stock of Joe’s Jeans Inc.

4.2	Form of Subordinated Convertible Note of Joe’s Jeans Inc.

10.1	Stock Purchase Agreement, dated as of September 8, 2015, by and between TCP Denim, LLC and Joe’s Jeans Inc.

10.2	Rollover Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc. and the noteholders party thereto.

10.3	Form of Registration Rights Agreement.

10.4	Employment Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Hudson Clothing Holdings, Inc., HC Acquisition Holdings, Inc., Hudson Clothing, LLC and Peter Kim.

10.5	Non-Competition Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Hudson Clothing Holdings, Inc. and Peter Kim.

10.6	Voting Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., RG Parent, LLC and Joseph M. Dahan.

10.7	Separation Agreement and Mutual Limited Release, dated as of September 8, 2015, by and between Joe’s Jeans Inc. and Joseph M. Dahan.

99.1	Press Release dated September 8, 2015.

*              Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe’s Jeans Inc.

September 8, 2015	By:	/s/ Samuel J. Furrow
Name: Samuel J. Furrow
Title: Interim Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 8, 2015, by and among RG Parent, LLC, JJ Merger Sub LLC and Joe’s Jeans Inc.

2.2*	IP Asset Purchase Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Joe’s Holdings LLC and Sequential Brands Group, Inc.

2.3*	Operating Asset Purchase Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Joe’s Holdings LLC and GBG USA Inc.

4.1	Form of Certificate of Designation for 10% Series A Convertible Preferred Stock of Joe’s Jeans Inc.

4.2	Form of Subordinated Convertible Note of Joe’s Jeans Inc.

10.1	Stock Purchase Agreement, dated as of September 8, 2015, by and between TCP Denim, LLC and Joe’s Jeans Inc.

10.2	Rollover Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc. and the noteholders party thereto.

10.3	Form of Registration Rights Agreement.

10.4	Employment Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Hudson Clothing Holdings, Inc., HC Acquisition Holdings, Inc., Hudson Clothing, LLC and Peter Kim.

10.5	Non-Competition Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., Hudson Clothing Holdings, Inc. and Peter Kim.

10.6	Voting Agreement, dated as of September 8, 2015, by and among Joe’s Jeans Inc., RG Parent, LLC and Joseph M. Dahan.

10.7	Separation Agreement and Mutual Limited Release, dated as of September 8, 2015, by and between Joe’s Jeans Inc. and Joseph M. Dahan.

99.1	Press Release dated September 8, 2015.

*              Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.